UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                  As previously reported by ZaZa Energy Corporation (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 21, 2014 (the “Initial Form 8-K”), the Company announced that Paul F. Jansen, the Company’s Chief Accounting Officer, would also assume the role of Chief Financial Officer of the Company effective as of May 19, 2014.  As noted in the Initial Form 8-K, Mr. Jansen’s compensation in connection with his additional role as the Chief Financial Officer had not been determined at the time of the filing of the Initial Form 8-K. This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to provide information regarding the modification to Mr. Jansen’s compensation in connection with his additional role.

On August 12, 2014, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved, and the Company entered into, an amendment to Mr. Jansen’s employment agreement that included, without limitation, the following changes to Mr. Jansen’s compensatory arrangement:

Annual Base Salary:  Mr. Jansen’s annual base salary will be increased from $260,000 to $365,000 (“Base Salary”) effective as of May 19, 2013.

Short-Term Incentive Awards:  Mr. Jansen’s short-term incentive award (“STI Award”) will be determined as follows.  At the election of the Company, the STI Award will be paid in cash or shares of the Company’s common stock and award amounts, if any, will be earned only if certain liquidity benchmarks are met and thresholds for the Company’s production or reserves growth are satisfied.  If the Company maintains, or maintains access to, a $5 million minimum cash balance as of the last day of the applicable fiscal year, and the Company’s production or reserve growth over the preceding year is between 75% and 99%, then Mr. Jansen will receive the target STI Award of 75% of his Base Salary, if such growth is between 100% and 124%, then Mr. Jansen will receive an STI Award of 100% of his Base Salary, and, if such growth is greater than 125%, then Mr. Jansen will receive the maximum STI Award of 150% of his Base Salary.  If the Company fails to maintain, or maintain access to, a $5 million minimum cash balance as of the last day of the applicable fiscal year, or if the Company’s production or reserve growth over the preceding year fails to be at least 75%, Mr. Jansen will not receive an STI Award.

Long-Term Incentive Awards:  Mr. Jansen’s long-term incentive award (“LTI Award”) will be determined as follows.  The LTI Award will be paid in shares of the Company’s common stock and award amounts, if any, will be earned only if Mr. Jansen receives a certain performance rating with 50% of his performance rating being determined by the Compensation Committee and 50% of his performance rating being determined by the Chief Executive Officer of the Company, within a range of 0% to 350% of his Base Salary. If Mr. Jansen receives his target performance rating he will receive an LTI Award of 120% of his Base Salary, and if he receives his maximum performance rating he will receive an LTI Award of 350% of his Base Salary. If Mr. Jansen receives the lowest performance rating for the year, he will not receive an LTI Award.

Severance:  Upon termination of his employment, Mr. Jansen’s salary continuation will be calculated based on his Base Salary for a period of 24 months.  Mr. Jansen will also be eligible to receive his STI Award for such period.  At the election of the Company, any severance may be paid in cash or Company stock.

Change of Control:  Upon a change of control of the Company, Mr. Jansen will be eligible to receive a payment equal to three times his target STI Award.

The foregoing description of the amendment to the employment agreement of Paul Jansen does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is attached as Exhibit 99.2 to this Form 8-K/A and is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.2	First Amendment to Employment Agreement with Paul Jansen, dated August 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2014

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.2	First Amendment to Employment Agreement with Paul Jansen, dated August 12, 2014